EXHIBIT 10.8

Imation Corp. 2000 Stock Incentive Plan,
as Amended February 6, 2003

Amendment to Restricted Stock Award Agreement

     This RESTRICTED STOCK AWARD AGREEMENT AMENDMENT (the “Amendment”) effective as of May ___, 2005 between Imation Corp., a Delaware corporation (the “Company”), and «Name», an employee of the Company or one of its Affiliates (the “Participant”).

     WHEREAS, pursuant to a Restricted Stock Award Agreement effective as of «Name» (the “Agreement”), the Company granted to Participant a restricted stock award (the “Restricted Stock Award”) of «Name» («Name») shares (the “Shares”) of the Company’s common stock, par value $.01 per share, subject to the terms and conditions set forth in the Agreement and in accordance with the terms and conditions of the Imation Corp. 2000 Stock Incentive Plan, as Amended February 6, 2003 (the “Plan”).

     WHEREAS, Section 3 of the Plan provides that the committee administering the Plan (the “Committee”) has full power and authority, subject to the express provisions of the Plan and applicable law, to amend the terms and conditions of any award granted under the Plan.

     WHEREAS, pursuant to Section 3 of the Plan, the Committee has determined to amend the Agreement to provide that the Shares will vest upon certain events following a change of control of the Company.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree to amend the Agreement as follows:

Section 1. Section 3 of the Agreement is hereby amended in its entirety to read as follows:

     3. Vesting; Forfeiture.

     (a) Vesting. Subject to the terms and conditions of this Agreement, and except as otherwise provided in Section 3(c) hereof, twenty five percent (25%) of the Shares shall vest, and the restrictions with respect to the Shares shall lapse, on each of the first, second, third and fourth anniversaries of the Effective Date if the Participant remains continuously employed by the Company or an Affiliate of the Company until such respective vesting dates.

     (b) Forfeiture. Except as otherwise provided in Section 3(c) hereof, if the Participant ceases to be employed by the Company and all Affiliates of the Company for any reason prior to the vesting of the Shares pursuant to Section 3(a) hereof, Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive dividends on such Shares.

     (c) Change of Control. Notwithstanding the vesting and forfeiture provisions contained in Sections 3(a) and 3(b) hereof, but subject to the other terms and conditions set forth in this Agreement, in the event the Participant shall cease to be employed by the Company or an Affiliate for any reason other than death, Disability or Termination for Cause within two (2) years following a Change of Control, the Participant shall become immediately vested in all of the Shares, and the restrictions with respect to the Shares shall lapse, as of the date of such termination of employment. In the event that the provisions of this Section 3(c) result in “payments” that are finally and conclusively determined by a court or Internal Revenue Service proceeding to be subject to the excise tax imposed by Section 4999 of the Code, and the Participant has not received any additional cash payment from the Company relating thereto under the provisions of Section 6 of the Severance Agreement between the Company and the Participant (the “Severance Agreement”), the Company shall pay to the Participant an additional amount such that the net amount retained by the Participant following realization of all compensation under the Plan that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code. If the Participant receives any additional cash payment from the Company under Section 6 of the Severance Agreement, the foregoing sentence shall be of no force or effect and the provisions of the Severance Agreement shall be deemed to supersede the foregoing sentence in its entirety.

     (d) Early Vesting. Except as provided in Section 3(c) hereof or unless otherwise determined by the Committee in its sole discretion, and notwithstanding any provisions contained in the Severance Agreement, in no event will any of the Shares vest prior to their respective vesting dates set forth in Section 3(a) hereof. Without limiting the generality of the foregoing, the Company and the Participant hereby expressly acknowledge and agree that the provisions of Section 5(i)(d) of the Severance Agreement shall not apply to the Shares or to this Restricted Stock Award.

Section 2. Section 7 of the Agreement is hereby amended in its entirety to read as follows:

     7. Definitions.

Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:

     (a) “Change of Control” means any of the following events:

     (i) the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate, or any employee benefit plan of the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of a majority of the Continuing Directors (as hereinafter defined); or

     (ii) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Effective Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Effective Date whose nomination for election was approved in advance by a vote of a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

     (iii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of a majority of the Continuing Directors; or

     (iv) the first purchase under any tender offer or exchange offer (other than an offer by the Company or an Affiliate) pursuant to which Common Stock is purchased.

     (b) “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan.

     (c) “Termination for Cause” means termination of Participant’s employment with the Company or an Affiliate for the following acts: (i) the Participant’s gross incompetence or substantial failure to perform his or her duties, (ii) misconduct by the Participant that causes or is likely to cause harm to the Company or that causes or is likely to cause harm to the Company’s reputation, as determined by the Company’s Board of Directors in its sole and absolute discretion (such misconduct may include, without limitation, insobriety at the workplace during working hours or the use of illegal drugs), (iii) failure to follow directions of the Company’s Board of Directors that are consistent with the Participant’s duties, (iv) the Participant’s conviction of, or entry of a pleading of guilty or nolo contendre to, any crime involving moral turpitude, or the entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting the Participant from participating in the conduct of the affairs of the Company or (v) any breach of this Agreement that is not remedied within thirty (30) days after receipt of written notice from the Company specifying such breach in reasonable detail.

Section 3. Section 10 of the Agreement is hereby amended in its entirety to read as follows:

     10. No Rights to Continue Service or Employment.

          Nothing herein shall be construed as giving the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any Affiliate may discharge the Participant free from any liability or claim under this Agreement, unless otherwise expressly provided herein.

Section 4. Section 11 of the Agreement is hereby amended in its entirety to read as follows:

     11. Entire Agreement.

          Except as specifically provided herein with regard to the Severance Agreement, (i) this Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter; (ii) all prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement; and (iii) each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

Section 5. No other terms or conditions of the Agreement are amended hereby, and all such terms and conditions of the Agreement shall remain on full force and effect.

Section 6. The terms, provisions and agreements that are contained in this Amendment shall apply to, be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitations on assignment expressly set forth in the Agreement. This Amendment shall have no force or effect unless it is duly executed and delivered by the Company and the Participant.

     The Company and the Participant have caused this Amendment to be signed and delivered as of the date set forth above.

IMATION CORP.

By:
Name:
Title:

PARTICIPANT

«GrantDt»

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